UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road, Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2017, CTI Industries Corporation, along with its subsidiaries Flexo Universal, S. De R.L. De C.V. and CTI Supply, Inc. (collectively, “the Company”), entered into a Revolving Credit, Term Loan, and Security Agreement (collectively the “Agreement”) with PNC Bank, National Association (“PNC”). The Agreement includes a $6 million term loan and up to $18 million of availability under the revolving credit facility. Upon closing, the Company received the $6 million term loan and $11,232,728 from the revolving credit facility.

The following is a summary of certain material elements of the Agreement, and not a complete listing of terms and conditions. The Agreement and related documents are filed as Exhibits to this Form 8-K. The Agreement has a five year term, and is collateralized by the assets of the Company.

Repayment of the Term Loan principal shall be in sixty monthly installments of $100,000, beginning December 31, 2017. The Company simultaneously entered into a contract with PNC to fix the interest rate for $3 million of the Term Loan over 3 years, while the remainder of the Term Loan is charged a rate of interest based on LIBOR. Borrowings under the Revolving Credit facility are supported by a borrowing base consisting of inventory and receivables and calculated in a consistent manner. The Agreement contains several covenants, limitations, and conditions with respect to the Company during the term of the Agreement. Failure to meet these obligations may reduce availability of the Company to borrow under the Agreement or lead to an event of default, as specified in the Agreement.

The Agreement includes certain financial covenants including a maximum leverage ratio and a minimum fixed coverage ratio, as well as weekly and monthly reporting obligations, and the usual and customary events of default and certain restrictions related to the repayment of subordinated debt, capital expenses, affiliate transactions and indebtedness.

Item 1.02	Termination of a Material Definitive Agreement.

Simultaneous to this Agreement and related funding, the Company repaid all monies due to BMO Harris Bank N.A. (“BMO Harris”) and BMO Private Equity (U.S.), Inc. (“BMO Equity”), in the amount of $17,696,400 in the aggregate.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

 On December 18, 2017, the Company issued a press release announcing this Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this report, and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item No. 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit

10.1	Revolving Credit, Term Loan, and Security Agreement dated December 14, 2017.

10.2	Revolving Credit Note dated December 14, 2017.

10.3	Term Note dated December 14, 2017.

10.4	Promissory Note dated December 14, 2017.

10.5	Real Property Mortgage dated December 14, 2017.

10.6	Subordination Agreement dated December 14, 2017.

99.1	Press Release issued by CTI Industries Corporation dated December 18, 2017, captioned: “CTI Industries Corporation Announces New Financing and Banking Relationship.”

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, December 19, 2017.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit, Term Loan, and Security Agreement dated December 14, 2017.

10.2	Revolving Credit Note dated December 14, 2017.

10.3	Term Note dated December 14, 2017.

10.4	Promissory Note dated December 14, 2017.

10.5	Real Property Mortgage dated December 14, 2017.

10.6	Subordination Agreement dated December 14, 2017.

99.1	Press Release issued by CTI Industries Corporation dated December 18, 2017, captioned: “CTI Industries Corporation Announces New Financing and Banking Relationship.”